                                                                    EXHIBIT 99.1
                                             SOLICITED BY THE BOARD OF DIRECTORS

                           FORM OF PROXY OF FIRSTBANK

                                     PROXY

                                   FIRSTBANK
                        SPECIAL MEETING OF SHAREHOLDERS
                                         , 1998

    The undersigned hereby appoints             and             , and either of
them, or such other persons as the board of directors of FirstBank, may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of
FirstBank at the special meeting of shareholders to be held on         , 1998,
and at any and all adjournments thereof.

1. To ratify, confirm, approve and adopt an Agreement and Plan of Reorganization dated as of May 5, 1998 (the "Agreement"), by and among FirstBank, The Colonial BancGroup, Inc. and CBG Acquisition Corp., with such agreement providing for, among other things, the merger of CBG Acquisition Corp. with and into FirstBank so that FirstBank will become a wholly owned subsidiary of The Colonial BancGroup, Inc. Each outstanding share of FirstBank common stock will be converted into common shares of Colonial BancGroup, Inc. in accordance with the terms of the Agreement.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

2. To consider and vote upon a proposal to terminate a Shareholders Agreement dated as of November 7, 1996 among the shareholders of FIRSTBANK intended to preserve its election to be taxed under the provisions of Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code") effective immediately prior to the Effective Date of the Merger in order to facilitate the Merger.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

3. To consider and vote upon a proposal to amend FIRSTBANK's Articles of Association to increase the number of authorized shares of Common Stock, par value $5.00 per shares, by 1,000 shares.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRSTBANK AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS RESPECTING SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND TO VOTE UPON MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

                                                 -------------------------------
                                                 (Signature of Shareholder)

                                                 -------------------------------
                                                 (Signature of Shareholder, if
                                                 more than one)

                                                 Dated:                   , 1998
                                                       ------------------

                                                 Phone No:
                                                          ----------------------

                                                 Please sign exactly as your
                                                 name appears on the envelope in
                                                 which this material was mailed.
                                                 If shares are held jointly,
                                                 each shareholder must sign.
                                                 Agents, executors,
                                                 administrators, guardians and
                                                 trustees must give full title
                                                 as such. Corporations should
                                                 sign by their president or
                                                 authorized officer.